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                                                                                                        Exhibit 99.3

                               GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                                         NUMBER (TIN) ON SUBSTITUTE FORM W-9

     Guidelines For Determining The Proper Name And Identification Number to Give The Payer. Social security numbers
(SSNs) have nine digits separated by two hyphens: i.e., 000-00-0000. Employer identification numbers (EINs) have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the name and number to give the requestor.

-----------------------------   ------------------------   --------------------------------   -----------------------
For this type of account:       Give name and SSN of:      For this type of account:          Give name and EIN of:
-----------------------------   ------------------------   --------------------------------   -----------------------

1.  Individual                  The individual             6.   Sole proprietorship or        The owner(3)
                                                                single-owner LLC
2.  Two or more individuals     The actual owner of
    (joint account)             the account or, if         7.   A valid trust, estate or      The legal entity(4)
                                combined funds, the             pension trust
                                first individual on
                                the account(1)             8.   Corporate or LLC electing     The corporation
3.  Custodian account of a                                      corporate status on Form
    minor (Uniform Gift to      The minor(2)                    8837
    Minors Act)
                                                           9.   Association, club,            The organization
4.  a.   The usual revocable                                    religious, charitable,
    savings trust account       The grantor-trustee(1)          educational or other
    (grantor is also trustee)                                   tax-exempt organization
                                                                                              The partnership
    b.   So-called trust                                   10.  Partnership or
    account that is not a                                       multi-member LLC
    legal or valid trust        The actual owner(1)                                           The broker or nominee
    under state law                                        11.  A broker or registered
                                                                nominee
5.  Sole proprietorship or                                                                    The public entity
    single-owner LLC                                       12.  Account with the
                                The owner(3)                    Department of Agriculture
                                                                in the name of a public
                                                                entity (such as a state or
                                                                local government, school
                                                                district or prison) that
                                                                receives agricultural
                                                                program payments
------------------------------ ------------------------     --------------------------------- ------------------------

(1)  List first and circle the name of the person whose number you furnish. If only one person on a joint account has an SSN, that person's number must be furnished.

(2)  Circle the minor's name and furnish the minor's SSN.

(3)  You must show your individual name, but you may also enter your business or "doing business as" name. You may use either your SSN or your EIN (if you have one).

(4)  List first and circle the name of the legal trust, estate or pension trust. (Do not furnish the identifying number of the personal representative or trustee unless the legal entity itself is not designated in the account title.)

Note: If no name is circled when more than one name is listed, the number will be considered to be that of the first name listed.
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               GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                            NUMBER ON SUBSTITUTE FORM W-9
                                       Page 2

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How To Get A TIN

     If you do not have a TIN, apply for          Exempt payees described at left
one immediately. To apply for an SSN,        should file Form W-9 to avoid possible
get Form SS-5, Application for a Social      erroneous backup withholding. FURNISH
Security Card, from your local Social        YOUR TAXPAYER IDENTIFICATION NUMBER,
Security Administration office or get        WRITE "EXEMPT" IN PART II OF THE FORM,
this form on-line at                         SIGN AND DATE THE FORM AND RETURN IT TO
www.ssa.gov/online/ss5.html. You may         THE PAYER. If you are a nonresident
also get this form by calling                alien or a foreign entity not subject to
1-800-772-1213. Use Form W-7,                backup withholding, give the payer a
Application for IRS Individual Taxpayer      completed Form W-8, Certificate of
Identification Number, to apply for an       Foreign Status.
ITIN or Form SS-4, Application for
Employer Identification Number, to apply     Privacy Act Notice.
for an EIN. You can get Forms W-7 and
SS-4 from the IRS by calling                      Section 6109 of the Internal
1-800-TAX-FORM (1-800-829-3676) or from      Revenue Code requires you to provide
the IRS Web Site at www.irs.gov.             your correct TIN to persons who must
                                             file information with the IRS to report
Payees Exempt From Backup Withholding        interest, dividends and certain other
                                             income paid to you, mortgage interest
     The following is a list of payees       you paid, the acquisition or abandonment
specifically exempted from backup            of secured property, cancellation of
withholding:                                 debt, or contributions you made to an
                                             IRA or Archer MSA. The IRS uses the
(1)  An organization exempt from tax         numbers for identification purposes and
     under section 501(a), any IRA, or a     to help verify the accuracy of your
     custodial account under section         return. The IRS may also provide this
     403(b)(7) if the account satisfies      information to the Department of Justice
     the requirements of section             for criminal and civil litigation and to
     401(f)(2).                              cities, states and the District of
(2)  The United States or of any of its      Columbia to carry out their tax laws.
     agencies or instrumentalities.          The IRS may also disclose this
(3)  A state, the District of Columbia,      information to other countries under a
     a possession of the United States,      tax treaty, or to Federal and state
     or any of their political               agencies to enforce Federal nontax
     subdivisions or instrumentalities.      criminal laws and to combat terrorism.
(4)  A foreign government or any of its
     political subdivisions, agencies or          You must provide your TIN whether
     instrumentalities.                      or not you are required to file a tax
(5)  An international organization or        return. Payers must generally withhold
     any of its agencies or                  30 percent of taxable interest, dividend
     instrumentalities.                      and certain other payments to a payee
                                             who does not furnish a TIN to a payer.
     Other payees that may be exempt         Certain penalties may also apply.
from backup withholding include:
                                             Penalties
(6)  A corporation.
(7)  A foreign central bank of issue.             (1) Failure to furnish TIN. If you
(8)  A dealer in securities or               fail to furnish your correct TIN to a
     commodities required to register in     requester, you are subject to a penalty
     the United States, the District of      of $50 for each such failure unless your
     Columbia, or a possession of the        failure is due to reasonable cause and
     United States.                          not to willful neglect.
(9)  A futures commission merchant                (2) Civil penalty for false
     registered with the Commodity           information with respect to withholding.
     Futures Trading Commission              If you make a false statement with no
(10) A real estate investment trust.         reasonable basis which results in no
(11) An entity registered at all times       backup withholding, you are subject to a
     during the tax year under the           $500 penalty.
     Investment Company Act of 1940.              (3) Criminal penalty for falsifying
                                             information. Willfully falsifying
(12) A common trust fund operated by a       certifications or affirmations may
     bank under section 584(a).              subject you to criminal penalties
(13) A financial institution.                including fines and/or imprisonment.
(14) A middleman known in the investment          (4) Misuse of TINs. If the
     community as a nominee or               requester discloses or uses TINs in
     custodian.                              violation of Federal law, the requester
(15) A trust exempt from tax under           may be subject to civil and criminal
     section 664 or described in section     penalties.
     4947.
                                                  FOR ADDITIONAL INFORMATION CONTACT
                                             YOUR TAX CONSULTANT OR THE INTERNAL
                                             REVENUE SERVICE.
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